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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
March 7, 2007

NEVADA	000-51198	None
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

789 West Pender Street
Suite 1010
Vancouver, British Columbia
Canada V6C 1H2
 (Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.02     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

One March 7, 2007, we terminated our Performance Related Benefits Agreement with Chisholm Brothers International dated December 12, 2006.

The Performance Related Benefit Agreement between us and Chisholm Brothers (combined not individual agreement) provided that Bruce Chisholm and Hugh Chisholm, receive 5% Net Revenue of benefits generated by us from Pipeline Emission Strategic Business Unit comprising:

*   GGS Revenue generated by our Company from Carbon Credits after payment of contracted percentage of Carbon Credits to beneficiary country government or customer;
*   GGS Revenue generated from project services directly sold to operating customer;
*   GGS Revenue generated from project materials directly sold to operating customer
*   GGS Revenue generated from government or other related authority grants.

The Performance Related Benefit Agreement called for Payment of benefits to Chisholm Brothers back to back when we received payment from the customer and further provided that:

*   We notify Chisholm Brothers that a sales invoice has been issued to the customer and when payment is received;
*   Chisholm Brothers to invoice our Company for payment within 30days of receipt of payment from the customer.

The execution of the foregoing agreement was reported in our Form 8-K filed with the SEC on December 19, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 9th day of March 2007.

GLOBAL GREEN SOLUTIONS INC.

BY:	ELDEN SCHORN
Elden Schorn
Chairman of the Board of Directors